EXHIBIT 10.6

SECOND AMENDMENT TO INFONXX, INC.

SECOND AMENDED AND RESTATED

1996 STOCK PLAN

THIS SECOND AMENDMENT is made on the 29th day of August, 2006, by INFONXX, INC., a Delaware corporation (the “Company”).

INTRODUCTION

The Company maintains the INFONXX, INC. Second Amended and Restated 1996 Stock Plan (the “Plan”). The Plan was originally adopted by the Board on February 1, 1996, and was last amended and restated by the Board effective May 10, 2001, as described in paragraph 15 of the Plan. The Company now wishes to clarify that the period within which incentive stock options may be granted under the Plan runs for ten (10) years from May 10, 2001, the date the last amendment and restatement of the Plan was adopted by the Board.

NOW, THEREFORE, the Company does hereby amend Section 6 of the Plan to read as follows:

“6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than ten (10) years from May 10, 2001, the date the Plan, as amended and restated, was adopted by the Board.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the date first above written.

INFONXX, INC.
By:	/s/ Scott DeNardo
Title:	Assistant Secretary

ATTEST:

By:	/s/ Michelle Maurer
Title:	Legal Assistant